EXHIBIT 10.37
AMENDMENT TO THE EMPLOYMENT AGREEMENT
BY AND BETWEEN
ODYSSEY RE HOLDINGS CORP. AND MICHAEL G. WACEK
          Effective as of October 1, 2009, the Employment Agreement (together with any amendments, the “Agreement”) dated as of April 1, 2008, as amended from time to time, by and between ODYSSEY RE HOLDINGS CORP. (“Employer”), a holding company, incorporated in the State of Delaware, and Michael G. Wacek (“Executive”) is hereby amended as follows:
     1. The last sentence of Article I, Section 3(c)(ii) of the Agreement is amended and restated in its entirety to read as follows:
“The foregoing subparagraph (b) shall not apply if the stock of Employer ceases to be publicly traded (1) as a result of Employer having made a general assignment for the benefit of creditors, been adjudicated as bankrupt or insolvent, or having filed a voluntary petition in bankruptcy, a petition or answer seeking an arrangement with creditors or to take advantage of any insolvency law or having filed an answer admitting the material allegations of a petition filed against Employer in bankruptcy or (2) following the consummation of a transaction or series of transactions which results in Fairfax Financial Holdings Limited or any of its subsidiaries acquiring direct or indirect beneficial ownership of all or substantially all of the outstanding common stock of Employer.
     2. All of the other provisions of the Agreement which are not modified hereunder shall remain in full force and effect. This amendment to the Agreement and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
     3. This amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, Employer and Executive have caused this Amendment to be executed as of October 1, 2009.

ODYSSEY RE HOLDINGS CORP.

By:	/s/ Andrew Barnard

Name: Andrew Barnard
Title: Chief Executive Officer

AGREED AND ACCEPTED

EXECUTIVE

/s/ Michael G. Wacek

Name: Michael G. Wacek

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